Exhibit 10.1

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”) is made this 15th day of January, 2016 (the “Effective Date”) by and between GRASSHOPPER STAFFING, INC., a Nevada corporation formerly known as Tomichi Creek Outfitters (the “Company”), with its principal place of business located at 200 S. Victoria, Pueblo, CO  81003 and Platinum Equity Advisors, LLC, a Tennessee limited liability company (the “Advisor”), with its principal offices located at 5628 Lyons View Pike, Knoxville, TN  37919.

R E C I T A L S

WHEREAS, the Company desires to retain the Advisor to provide certain advisory and consulting services as hereinafter set forth.

WHEREAS, the Advisor desires to provide these services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Advisory Services.

(a)

During the Term (as hereinafter defined) of this Agreement, the Advisor shall assist the Company in general corporate activities including, but not limited to, strategic planning; management and business operations; introductions to further its business goals; recommending professionals for engagement by the Company; providing advice and services related to the Company’s growth initiatives; any other consulting or advisory services which the Company reasonably requests that the Advisor provide to the Company (collectively, the "Services").  The Advisor does not provide accounting, tax or legal advice.  The Company confirms that it will rely on its own independent counsel and independent accountants for such advice.

(b)

The Advisor shall devote such of its time and effort necessary to the performance of the Services hereunder in its sole discretion. It is understood and agreed that the Advisor will for all purposes hereof be deemed to be an independent contractor.  No federal, state or local withholding deductions will be withheld from any amounts owed by the Company to the Advisor hereunder unless otherwise required by law.

(c)

The Company shall provide the Advisor, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by the Advisor, and shall advise the Advisor of any facts which would affect the accuracy of any data and information previously supplied by it.  The Company shall promptly supply the Advisor with full and complete copies, including preliminary drafts, of all financial reports, all filings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

(d)

The Company agrees that the Advisor, in performing the Services hereunder, will use and rely upon the information provided it by the Company without assuming any responsibility for independent investigation or verification thereof.  Accordingly, the Advisor shall be entitled to assume and rely upon the accuracy and completeness of all such information.  The Advisor will assume that any forecasts and projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the matters covered thereby.

2.

Advisory Fees; Expenses.

(a)

As compensation for consulting and advisory services valued at $8,000 performed to date by the Advisor to the Company, the Advisor shall be entitled to purchase 8,000,000 shares of the Company's common stock at a purchase price of $0.01 per share (the "Compensation Shares").  Such shares shall be "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") and shall bear the restrictive legend set forth below.  The Company shall cause its transfer agent to promptly issue the certificate representing the Compensation Shares within five (5) business days of the execution of this Agreement by the Company and the Advisor.

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof.  No transfer of these shares or any interest therein may be made except:  (i) pursuant to an effective registration statement under the Securities Act; (ii) pursuant to and in accordance with the terms and conditions of Rule 144; or (iii) pursuant to an opinion of counsel satisfactory to the issuer that such transfer does not require registration under the Securities Act.”

(b)

In consideration for the Services hereunder, during the Term of this Agreement the Company shall pay the Advisor a monthly retainer fee of $20,000 (the "Monthly Retainer") commencing on January 15, 2016.  The purchase price of $8,000 for the Compensation Shares shall be deducted from the first Monthly Retainer, resulting in a net amount due the Advisor by the Company of $12,000.  All Monthly Retainer payments shall be due and payable on the first day of each month during the Term of this Agreement and are payable in by wire transfer of immediately available funds to the Advisor at the time due.  In the event the Company's working capital shall be insufficient to pay any Monthly Retainer, the Company shall promptly notify the Advisor.  The Advisor, in its sole discretion, may elect to accept all or any portion of the Monthly Retainer in shares of the Company's common stock.  Any Monthly Retainer amounts which are not paid in the form of equity shall be accrued in the Company's consolidated financial statements in accordance with generally accepted accounting principles consistently applied until paid.

(c)

Subject to the prior approval of the Company, which approval shall not be unreasonably withheld, the Company shall reimburse the Advisor for any out-of-pocket costs, including, without limitation, travel, lodging, meals, telephone, postage and Federal Express charges incurred by the Advisor in rendering the Services.  The Advisor shall be entitled to reimbursement for business class or first class travel for any flights which are two hours or longer (either a flight segment or total flight time).

The Advisor shall provide the Company with a detailed accounting of such expenses and payment therefor shall be made to the Advisor within 30 days after submission to the Company.

3.

Indemnification.  In consideration of and as a condition precedent to the Advisor undertaking the engagement contemplated by this letter, the Company agrees to the indemnification provisions and other matters set forth in Annex A, which is incorporated by reference into this Agreement.

4.

Termination of Engagement.  The term of is Agreement shall commence on the date of this Agreement and end on January 15, 2019 (the "Term").  This Agreement may be terminated prior to the expiration of the Term (i) by the mutual written consent of the parties hereto, or (ii) after the 18 month anniversary of the date of this Agreement, by the Company for any reason upon 30 day’s prior written notice to the Advisor.  The Monthly Retainer shall be due and payable through the date of any termination of this Agreement. The Compensation Shares are deemed earned as of the date of this Agreement.

5.

Other Activities.   The Company acknowledges that the Advisor is engaged in other business activities, and that it will continue such activities during the Term of this Agreement.  The Advisor shall not be restricted from engaging in other business activities during the Term of this Agreement, including, without limitation, providing services similar to the Services to companies who may compete with the Company.  The doctrine of corporate opportunity shall not apply with respect to the Advisor, and the Advisor (which for purposes of this Section 5 shall include its affiliates, shareholders, directors, officers, employees and agents) may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; (iii) do business with any current or former client or customer of the Company or its subsidiaries, or (iv) employ or otherwise engage a former officer or employee of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged in by the Advisor or any right by virtue of this Agreement in or to any income or profits derived therefrom. The Company acknowledges that a conflict of interests between the Company and the Advisor may arise during the term of this Agreement. The Company expressly waives any and all claims against the Advisor that arise out of or relate to any conflicts of interests between the Company and the Advisor.

6.

Confidentiality.

(a)

In connection with the performance of the Services contemplated by this Agreement, the Advisor may gain access to Confidential Information (as hereinafter defined) of the Company.  Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

(b)

For purposes hereof, “Confidential Information” includes, but is not limited to, information pertaining to business plans, joint venture agreements, licensing agreements, financial information, contracts, customers, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of the Company.

(c)

The Advisor agrees to keep Confidential Information confidential and, except as authorized by the Company, in writing, Advisor shall not, directly or indirectly, use Confidential Information for any reason except to perform the Services under this Agreement.

(d)

The restrictions in this Section shall not apply to any Confidential Information if Advisor can demonstrate that the Confidential Information: (i) is or becomes available to the public through no breach of this Agreement; (ii) was previously known by Advisor without any obligation to hold it in confidence; (iii) is received from a third party free to disclose such information without restriction; (iv) is independently developed by Advisor without the use of the Confidential Information; (v) is approved for release by written authorization of the Company; (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or (vii) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Advisor notifies the Company of the order or request ten (10) days prior to disclosure and permits the Company to seek an appropriate protective order.

7.

Representations and Warranties.

(a)

The Company hereby represents and warrants to the Advisor:

(i)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

(ii)

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (A) violate any provision of the Company’s Articles of Incorporation or By-Laws, (B) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject; (C) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or (D) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Company.

(iii)

The Compensation Shares, when issued, shall be fully-paid and non-assessable.

(b)

The Advisor hereby represents and warrants to the Company:

(i)

The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

(ii)

The execution, delivery and performance of this Agreement by the Advisor and the consummation of the transactions contemplated hereby will not (A) violate any provision of the Advisor’s Articles of Incorporation or By-Laws, (B) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Advisor is a party or by or to which it or any of its assets or properties may be bound or subject; (C) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Advisor, or upon the properties or business of the Advisor; or (D) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Advisor.

(iii)

The Compensation Shares are being acquired for the Advisor’s own account, for investment purposes only and not with a view for distribution or resale to others.  The purchase of the Compensation Shares represents a high risk capital investment, and the Advisor is able to afford an investment in a speculative venture such as the Company. The Advisor has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Compensation Shares for an indefinite period of time.  The Advisor is an accredited investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Compensation Shares.

(iv)

The Advisor shall be responsible for all fees and costs associated with any opinions of counsel as may be required to facilitate the possible resale of the Compensation Shares in accordance with the provisions of the Securities Act, which such form and content shall be reasonably acceptable to the Company.  The Advisor shall be entitled to utilize its counsel in rendering any such opinions and the Company shall, upon the request of the Advisor, instruct its transfer agent to accept the legal opinion of the Advisor's counsel.

8.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.  This Agreement is not assignable by the Advisor without the prior written consent of the Company, which such consent may not be forthcoming.

9.

Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

10.

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

11.

Entire Agreement.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

12.

Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

13.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

14.

Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada, without an application of the principles of conflicts of laws.  Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

15.

Enforcement.  Any suit, action or proceeding with respect to this Agreement shall be brought in the federal courts located in Knox County in the State of Tennessee.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Knox County, Tennessee, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Knox Beach County, Tennessee has been brought in an inconvenient form.

16.

Binding Nature, No Third Party Beneficiary.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.  This Agreement is not assignable by the Advisor without the prior written consent of the Company.

17.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY

GRASSHOPPER STAFFING, INC.

By: /s/ Melanie Osterman

Melanie Osterman, President

THE ADVISOR

Platinum Equity Advisors, LLC

By: /s/ Scott Boruff

Scott Boruff, Manager

ANNEX A

In the event that Platinum Equity Advisors, LLC (the “Advisor”), the respective shareholders, directors, officers, agents or employees of the Advisor, or any other person controlling the Advisor (collectively, together with the Advisor, “Indemnified Persons”) becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of Grasshopper Staffing, Inc., a Nevada corporation formerly known as Tomichi Creek Outfitters (the “Company”), in connection with or as a result of the engagement contemplated by the agreement to which this Annex A is attached (the “Engagement”), the Company will reimburse such Indemnified Person for its legal and other expenses (including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) incurred in connection therewith as such expenses are incurred; provided, however, that if it is finally determined by a court or arbitral tribunal in any such action, claim, suit, investigation or proceeding that any loss, claim damage or liability of the Advisor or any other Indemnified Person has resulted primarily and directly from the gross negligence or willful misconduct of the Advisor in performing the services that are the subject of the Engagement, then the Advisor will repay such portion of reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of the Advisor or any other Indemnified Person which is the subject of such determination.  The Company will also indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) related to or arising out of the Engagement, except to the extent any such Losses are finally determined by a court or arbitral tribunal to have resulted primarily and directly from the willful misconduct or gross negligence of the Advisor in performing the services that are the subject of the Engagement.

If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless (except by reason of the gross negligence or willful misconduct of the Advisor), the Company and the Advisor shall contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the Advisor, on the other hand, with respect to the Engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of the Advisor on the other hand; provided, however, that in no event shall the amounts to be contributed by the Advisor exceed the fees actually received by the Advisor in the Engagement.

The Company also agrees that neither the Advisor nor any other Indemnified Person shall have any liability to the Company or any person asserting claims on behalf or in right of the Company in connection with or as a result of the Engagement or any matter referred to in the Engagement, except to the extent that any Losses incurred by the Company are finally determined by a court or arbitral tribunal to have resulted primarily and directly from the willful misconduct or gross negligence of the Advisor in performing the services that are the subject of the Engagement.  In no event shall the Advisor or any other Indemnified Person be responsible for any indirect, special or consequential damages, even if advised of the possibility thereof.

A-1

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company relating to the engagement in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Advisor on a monthly basis for all expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will notify the Advisor in writing thereof (if not previously so notified) and, if requested by the Advisor, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein upon terms and conditions satisfactory to the Advisor.

The provisions of this Annex A shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement.  If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

A-2